UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

OptimizeRx Corp.

(Exact name of registrant as specified in its charter)

Nevada	26-1265381
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

400 Water Street, Suite 200,

Rochester, MI 48307

(Address of Principal Executive Offices)

Amended and Restated OptimizeRx Corp. 2013 Incentive Plan

(Full title of the plan)

Doney Ventures, Inc.

4955 S. Durango Rd. Ste. 165

Las Vegas, NV 89113

(Name and address of agent for service)

248.651.6568

(Telephone number, including area Code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated file, an accelerated file, a non-accelerated file, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☐ Accelerated filer

☐ Non-accelerated filer	☒ Smaller reporting company

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock $0.001 par value	2,500,000	$1.05	$2,625,000	$264.34

(1)

An aggregate of 2,500,000 shares of Common Stock may be offered or issued pursuant to the Amended and Restated 2013 OptimizeRx Corp. 2015 Equity Incentive Plan (the “Plan”). In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of shares of Common Stock that may be offered or issued by reason of stock splits, stock dividends or similar transactions that become issuable under the Plan.

(2)	Estimated in accordance with Rule 457(c) promulgated under the Securities Act solely for the purpose of calculating the amount of the registration fee on the basis of the average of the high and low price per share of the Registrant’s Common Stock as reported on the OTCQB on April 4, 2016.

This registration statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

PART I

Information Required in the Section 10(A) Prospectus

The documents containing the information specified in Part I will be sent or given to participants in the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions of Part I of Form S-8, these documents will not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

All requests should be directed to:

OptimizeRx Corp.

400 Water Street, Suite 200,

Rochester, MI 48307

Attention: Douglas Baker

Chief Financial Officer

Or by calling: 248.651.6568

PART II

Information Required in the Registration Statement

Item 3.    Incorporation of Documents by Reference.

The SEC allows us to “incorporate by reference” into this Prospectus the information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus. Information that we file at a future date with the SEC will update and supersede this information. For further information about us and our common stock, please read the documents incorporated by reference below.

The following documents filed by us with the SEC are incorporated by reference in this registration statement:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 15, 2016;

●	Our Form 8-K filed with the SEC on March 18, 2016;

●	Our Form 8-K filed with the SEC on March 15, 2016; and

●	Our Form 8-K filed with the SEC on March 31, 2016.

Except to the extent that information therein is deemed furnished and not filed pursuant to the Exchange Act, all documents subsequently filed by the registrant under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the effective date of this registration statement and prior to the termination of this offering of common stock shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of those documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may request a copy of these filings, excluding the exhibits to such filings which we have not specifically incorporated by reference in such filings, at no cost, by writing or telephoning us at the address or telephone number listed in Part I.

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Item 4.    Description of Securities.

Authorized Capital Stock

Our authorized capital stock consists of 500,000,000 shares of common stock and 10,000,000 shares of preferred stock, par value $0.001 per share. As of March 10, 2016 there were 29,030,925 shares of our common stock issued and outstanding and 0 shares of our preferred stock issued and outstanding.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1)	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2)	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3)	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

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4)	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5)	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6)	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7)	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

8)	Any other relative rights, preferences and limitations of that series.

Registration Rights

WPP Luxembourg Gamma Three Sarl

On September 24, 2015, in connection with the sale of 6,011,106 shares of our common stock to WPP Luxembourg Gamma Three Sarl (“WPP Luxembourg” or the “Investor”), we granted demand registration rights to the investor at any time after 2 years.

Investor Rights Agreement

On September 24, 2015, we entered into an Investor Rights Agreement with WPP Luxembourg (the “Rights Agreement”), pursuant to which we agreed to the following:

●	Demand Registration Rights. We granted the Investor registration rights for the 6,011,106 acquired from us and any securities acquired in connection with an Amended and Restated Co-Marketing Agreement after a period of two years.

●	Inspection Rights. So long as the Investor owns not less than 25% of the Shares, we granted the Investor an annual right to inspect our books and records.

●	Observer Rights. So long as the Investor owns not less than 25% of the Shares, we will allow the Investor to choose a representative to attend our board meetings as a nonvoting observer.

●	Board Seat. So long as the Investor owns not less than 25% of the Shares, we agreed to appoint a nominee of the Investor as a member of our board of directors. We also agreed to a five member Board of Directors provided that it is not prohibited by the rules and regulations of an exchange that we trade on. We also agreed to enter into an Indemnity Agreement with the nominee.

●	Budget Review. So long as the Investor owns not less than 25% of the Shares, we agreed to review our budget plans with the Investor’s nominee prior to submission to the Board of Directors, at the request of the Investor.

●	Right of First Refusal. We agreed that, in the event that it proposes to sell new securities, we will first offer such new securities to the Investor.

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●	Special Approval Matters. So long as the Investor owns not less than 25% of the Shares, and provided that it is not prohibited by the rules and regulations of an exchange that we trades on, we agreed that 80% Board approval will be required for certain decisions, including:

●	the incurrence of any indebtedness in excess of $1.5 million in the aggregate during any fiscal year

●	the sale, transfer or other disposition of all or substantially all of our assets;

●	the acquisition of any assets or properties (in one or more related transactions) for cash or otherwise for an amount in excess of $1.5 million in the aggregate during any fiscal year;

●	capital expenditures in excess of $1.5 million individually (or in the aggregate if related to an integrated program of activities) or in excess of $1.5 million in the aggregate during any fiscal year;

●	making, or permitting any subsidiary to make, loans to, investments in, or purchasing, or permitting any subsidiary to purchase, any stock or other securities in another corporation, joint venture, partnership or other entity;

●	the commencement or settlement of any lawsuit, arbitration or other legal proceeding related to our intellectual property or involving an amount in controversy greater than $1.5 million; and

●	the issuance of new securities, except for securities issued under an equity incentive plan and any issuance of common stock to vendors, advisors, financial institutions, suppliers or joint venturers that do not exceed, individually or in the aggregate 5% of then issued and outstanding capital stock of the Company.

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We had warrants outstanding to purchase 2,094,583 shares of our common stock at a weighted average exercise price of $1.65 as of December 31, 2015.

Options

We had options outstanding to purchase 1,615,000 shares of our common stock at a weighted average exercise price of $1.09 as of December 31, 2015.

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Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Certain Anti-Takeover Provisions

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Quotation of Common Stock

Our common stock is currently traded on the OTCQB under the trading symbol “OPRX.”

Transfer Agent and Registrar

The transfer agent and registrar of our common stock is Empire Stock Transfer, 1859 Whitney Mesa Dr, Henderson, NV 89014, telephone: (702) 974-1444.

Item 5.    Interests of Named Experts and Counsel.

No expert or counsel named in this prospectus as having prepared or certified any part of it or as having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries. Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Item 6.    Indemnification of Directors and Officers.

The statutes, charter provisions, bylaws, contracts or other arrangements under which controlling persons, directors or officers of the registrant are insured or indemnified in any manner against any liability which they may incur in such capacity are as follows:

Section 78.751 of the Nevada Revised Statutes provides that each corporation shall have the following powers regarding indemnification:

1) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

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2) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity such expenses as the court deems proper.

3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4) Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

a) By the stockholders;

b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

d) The certificate or articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

5) The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders of disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Article VI of our Amended and Restated Bylaws also provides specific indemnification provisions for our officers, directors, employees and or agents to the fullest extent of the law.

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Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Exhibit Number	Description
3.1	Articles of Incorporation of OptimizeRx Corporation (the “Company”)[1]
3.2	Amended and Restated Bylaws of the Company[1]
3.3	Certificate of Designation, filed on September 5, 2008, with the Secretary of State of the State of Nevada by the Company[1]
5.1	Opinion of The Doney Law Firm, with consent to use
10.1	Employment Agreement, dated August 1, 2008[2]
10.2	Employment Agreement, dated June 1, 2008[2]
10.3	Employment Agreement Addendum, dated March 18, 2010[2]
10.4	Employment Agreement Addendum, dated March 18, 2010[2]
10.5	Amendment to Employment Agreement, dated July 28, 2010[3]
10.6	Amendment to Employment Agreement, dated July 28, 2010[3]
10.7	Employment Agreement, dated January 14, 2013[4]
10.8	Securities Redemption Option Agreement, dated January 10, 2013[5]
10.9	Amendment to Employment Agreement, dated August 14, 2013[6]
10.10	Amendment to Employment Agreement, dated August 14, 2013[6]
10.11	Amendment to Employment Agreement, dated August 14, 2013[6]
10.12	Separation Agreement, dated September 20, 2013[7]
10.13	Amendment No. 1 to Securities Redemption Option Agreement[8]
10.14	Securities Purchase Agreement[9]
10.15	Registration Rights Agreement[9]
10.16	Warrant Agreement[10]
10.17	Warrant Agreement[10]
10.18	Employment Agreement, dated May 12, 2014[11]
10.19	Advisory Agreement, dated February 23, 2015[12]
10.20	Stock Purchase Agreement, dated September 24, 2015[13]
10.21	Investor Rights Agreement, dated September 24, 2015[13]
10.22	Indemnity Agreement, dated September 24, 2015[13]
10.23	Employment Agreement, dated January 4, 2016[14]
10.24	Offer Letter, dated February 12, 2016[15]
10.25	Amended and Restated 2013 Incentive Plan[16]
21.1	List of Subsidiaries[1]
23.1	Consent of KLJ & Associates, LLP, an Independent Registered Public Accounting Firm

[1]	Incorporated by reference to the Form S-1, filed by the Company with the Securities and Exchange Commission on November 12, 2008.
[2]	Incorporated by reference to the Form 10-K, filed by the Company with the Securities and Exchange Commission on March 31, 2010.
[3]	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on July 30, 2010.

[4]	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on January 18, 2013.
[5]	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on January 11, 2013.
[6]	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on August 15, 2013.
[7]	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on September 20, 2013.
[8]	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on January 2, 2014.
[9]	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on March 18, 2014.
[10]	Incorporated by reference to the Form S-1/A, filed by the Company with the Securities and Exchange Commission on May 12, 2014.
[11]	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on May 14, 2014.
[12]	Incorporated by reference to the Form S-1/A, filed by the Company with the Securities and Exchange Commission on June 1, 2015.
[13]	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on September 30, 2015.
[14]	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on January 8, 2016.
[15]	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on February 19, 2016.
[16]	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on March 31, 2016.

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Item 9.   Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii) reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For purposes of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is subject to Rule 430C, each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 24 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rochester, Michigan, on April 8, 2016.

OPTIMIZERX CORP.

By:	/s/ William Febbo
William Febbo
Title:	Chief Executive Officer and Principal Executive Officer

By:	/s/ Doug Baker
Doug Baker
Title:	Chief Financial Officer Principal Financial Officer and Principal Accounting Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William Febbo as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

By:	/s/ David Harrell
David Harrell
Title:	Chairman and Director

By:	/s/ Terence Hamilton
Terence Hamilton
Title:	Vice President of Sales and Director

By:	/s/ Gus Halas
Gus Halas
Title:	Director

By:	/s/ Jack Pinney
Jack Pinney
Title:	Director

By:	/s/ Lynn O’Connor Vos
Lynn O’Connor Vos
Title:	Director

April 8, 2016

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